EXHIBIT 10-01

GOLDEN SPIRIT ENTERPRISES LTD.
(the “Company”)

Officer and Director Resignation

I hereby resign as Director, President and Chief Executive Officer of the Company effective immediately.

Dated:  November 18, 2008

/s/: M. Scheive
Marc Scheive